SECURITIES & EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     March 3      1999


Exact Name of Registration as Specified in Charter:



                   Intelliquis International, Inc.
               (Formerly Leesburg Land & Mining, Inc.)


State of Other Jurisdiction of Incorporation:



                                Nevada



Commission File Number: 0-12139


IRS Employer Identification Number:  82-0379959


Address and Telephone Number of Principle Executive Offices:

                      352 West 12300 South #300
                          Draper, Utah 84020
                            (801) 990-2600






Item 4.  Changes in Registrant's Certifying Accountants.

Gordon, Hughes, & Banks, LLP were previously the principal accountants for Intelliquis International, Inc. (formerly Leesburg Land and Mining). On March 3, 1999, the Board of Directors approved the engagement of the firm of Crouch, Bierwolf, & Chisholm to replace Gordon, Hughes, & Banks, LLP.

In connection, with the audit of the previous fiscal year ended December 31, 1997, there were no disagreements with Gordon, Hughes, & Banks, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountants' report of Gordon, Hughes, & Banks, LLP on the financial statements of Intelliquis International, Inc. as of and for the year ended December 31, 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles.


Item 7.  Exhibits

     Exhibit No.              Description         Page


         16.1                 Letter on Change      3
                              in Accountants



                              SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intelliquis International, Inc.


/s/ Bernard Yaw
President

Date: March 8, 1999








                        GORDON, HUGHES & BANKS








MARCH 8, 1999




SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C.

GENTLEMEN:

WE HAVE BEEN FURNISHED WITH A COPY OF THE RESPONSE TO ITEM 4 OF THE FORM 8-K FOR THE EVENT THAT OCCURRED ON MARCH 3, 1999 FILED BY OUR FORMER CLIENT, INTELLIQUIS INTERNATIONAL, INC. WE AGREE WITH THE STATEMENTS MADE IN RESPONSE TO THAT ITEM INSOFAR AS THEY RELATE TO OUR FIRM.

SINCERELY,




/S/ GORDON, HUGHES & BANKS